UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 17, 2007
Integrity Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33005	58-2508612
(State of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)
11140 State Bridge Road, Alpharetta, Georgia 30022
(Address of Principal Executive Offices, including Zip Code)
(770) 777-0324
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 17, 2007 the Board of Directors of Integrity Bancshares, Inc. (the “Company”) appointed Patrick M. Frawley as the Company’s President and Chief Executive Officer. Mr. Frawley was also elected to the Company’s Board of Directors for an initial term expiring at the 2008 annual meeting of shareholders. Harold A. “Kelly” Klem, who had served as the Company’s Interim President and Chief Executive Officer since August 20, 2007, will continue in his role as Executive Vice President and Chief Operating Officer.
     Mr. Frawley, age 56, has over 30 years experience in the banking industry. From 1973 until 1986 he served in various capacities as a bank regulator for the Office of the Comptroller of the Currency, including the Director for Bank Supervision for the Southeast U.S. From 1986 until 1991 Mr. Frawley served in several different executive capacities for Citizens and Southern Corporation and C&S/Sovran, including Senior Credit Officer for Atlanta and Corporate Treasurer. When C&S/Sovran was acquired by NCNB Corporation (now Bank of America) in 1991 he was named Corporate Compliance Officer, and he also created the role of Director of Regulatory Relations, a position he held until 2002. In March 2002, Mr. Frawley was recruited by Community Bank in Blountsville, Alabama to restore investor confidence and to develop and implement a comprehensive strategic plan to correct the bank’s operational deficiencies. In January 2003, Mr. Frawley was named as Chairman and Chief Executive Officer of Community Bank, a position he held until 2006 when the bank was sold to Superior Bank in Birmingham. Mr. Frawley then served as Chairman of the North Alabama region for Superior Bank from 2006 until he joined Integrity.
     Mr. Frawley’s annual base salary will initially be $385,000, subject to re-evaluation at the end of 2008. Mr. Frawley will also be provided with an automobile allowance of $1,500 per month and reasonable temporary housing and relocation expenses. No written employment agreement has been executed at this time. The parties anticipate, however, that they will negotiate and enter into a formal written contract within a reasonable period after the commencement of Mr. Frawley’s employment. The parties expect that the contract will include customary provisions for incentive compensation and change in control benefits.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits
          The following exhibit is furnished herewith:
          99.1     Press Release of Integrity Bancshares, Inc. dated September 17, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 17, 2007	INTEGRITY BANCSHARES, INC.

	By:	/s/ Suzanne Long

Suzanne Long Senior Vice President and CFO